SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 13, 2004

                        Commission File Number: 000-49620

                                  Cobalis Corp.
                                  -------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               91-1868007
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

2445 McCabe Way, Suite 150, Irvine, CA                                    92614
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(Address of principal executive offices)                             (Zip Code)




                                 (949) 757-0001
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              (Registrant's Telephone Number, Including Area Code)







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ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

On December 13, 2004, Cobalis Corp., a Nevada corporation (the "Registrant"), appointed Dr. Lawrence May and Mr. Ernest Armstrong to its Board of Directors.

Dr. May, age 56, brings extensive medical and entrepreneurial experience to the Registrant. He served as the medical director for Physician Therapeutics since 2003. From 1997 to 2003, Dr. May served as an executive vice president for Herbalife, and was the chairman of its medical advisory board. Prior to that, Dr. May was in private medical practice since 1979. Dr. May earned his M.D. degree in 1974, and his Bachelor's degree in Economics in 1970, both at Harvard University. Dr. May was also licensed by the National Board of Medical Examiners in 1977. Dr. May is anticipated to be issued 100,000 shares of the Registrant's $.001 par value common stock and options to purchase 250,000 shares of that common stock in conjunction with his service on the Registrant's board. Dr. May is not an officer or director of any other reporting company.

Mr. Armstrong, age 45, is currently the Registrant's Vice President of Business Development. As CEO of Gene Pharmaceuticals, LLC, Mr. Armstrong has overseen clinical research on allergic rhinitis products and out-licensed medical technology for the Registrant. From 1991 through 1996, Mr. Armstrong was Founder and President of Broncorp, Inc., a research-based pharmaceutical company focused on drug-delivery technologies and on developing treatments for asthma and allergy. He was an Associate Professor of International Business at Dai-Ichi Economics College, Fukuoka, Japan 1988-1991. Mr. Armstrong speaks seven languages and previously lived in Canada, France, Guatemala, Italy, Japan and Switzerland. His education includes: BA-International Marketing and core courses for BS in Biology, Humboldt State University, Arcata, California; BA-French, University of Aix-en-Provence, France; MBA-San Francisco State University. Mr. Armstrong owns 100,000 shares of the Registrant's common stock individually, and is a majority owner of Gene Pharmaceuticals, LLC, which owns 2,012,056 shares of the Registrant's common stock. Mr. Armstrong receives a salary of $100,000 annually, and, as the principal owner of Gene Pharmaceuticals, LLC is entitled to certain royalties and other compensation. In February 2004, the Registrant agreed to grant Mr. Armstrong 1,200,000 options to purchase shares of its common stock. In addition, Mr. Armstrong has the option to purchase 1,000,000 of the Registrant's common shares, from St. Petka, the Registrant's majority shareholder (with no additional dilution to existing shareholders), at a strike price of $2.00 per share, valid for seven (7) years from February 20, 2004. Mr. Armstrong is not an officer or director of any other reporting company.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               Cobalis Corp.

December 13, 2004                       By:    /s/ Chaslav Radovich
                                               ----------------------------
                                               Chaslav Radovich, President